As filed with the Securities and Exchange Commission on July 1, 1998
                                          Registration No. 333-20457



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 2 TO

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933



                       CCB FINANCIAL CORPORATION
         (Exact name of Registrant as specified in its charter)

                 North Carolina                   56-1347849
          (State or other jurisdiction of    (I.R.S. Employer
          incorporation or organization)     Identification No.)

                          Post Office Box 931
                          111 Corcoran Street
                      Durham, North Carolina 27702
      (Address of principal executive offices, including Zip Code)


            CCB Financial Corporation Retirement Savings Plan
                        (Full title of the Plan)
                          _____________________


                          W. Harold Parker, Jr.
                   Senior Vice President and Controller
                        CCB Financial Corporation
                           Post Office Box 931
                           111 Corcoran Street
                       Durham, North Carolina 27702
                 (Name and address of agent for service)


                              (919) 683-7777
      (Telephone number, including area code, of agent for service)


                                Copies to:

                            Anthony Gaeta, Jr.
                         Moore & Van Allen, PLLC
                     One Hannover Square, Suite 1700
                      Raleigh, North Carolina 27601
                              (919) 828-4481



                        CCB FINANCIAL CORPORATION

                      500,000 Shares of Common Stock
                        Par Value $5.00 Per Share

                         Offered Pursuant to the
            CCB Financial Corporation Retirement Savings Plan

   This registration statement is being amended solely to include amendments to the CCB Financial Corporation Retirement Savings Plan adopted subsequent to the filing of the original Registration Statement.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on July 1, 1998.

                                       CCB FINANCIAL CORPORATION


                                       By: /s/ W. HAROLD PARKER, JR.
                                            W. Harold Parker, Jr.
                                     Senior Vice President and Controller
                                        (Principal Accounting Officer)









                              EXHIBIT INDEX



Exhibit No.              Description of Document


 4.1        Fourth Amendment to the CCB Financial Corporation Retirement
            Savings Plan

 4.2        Fifth Amendment to the CCB Financial Corporation Retirement
            Savings Plan

 5.1        Opinion of Moore & Van Allen, PLLC (Previously Filed)

 23.1       Consent of KPMG Peat Marwick LLP, independent auditors
            (Previously Filed)

 23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5.1.)

 24.1       Power of Attorney (included on the signature page)
            (Previously filed)